                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          MGIC Investment Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

MGIC
INVESTMENT
CORPORATION

---------------------------

NOTICE
OF
ANNUAL
MEETING
AND
PROXY
STATEMENT

---------------------------

1999
ANNUAL
REPORT
TO
SHAREHOLDERS

MGIC INVESTMENT CORPORATION

CURT S. CULVER
Chief Executive Officer

                                                                  March 27, 2000
Dear Shareholder:

     On behalf of the Board of Directors of MGIC Investment Corporation, it is my pleasure to invite you to the Annual Meeting of Shareholders to be held on Thursday, May 4, 2000, at the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

     At the meeting, shareholders will be asked to elect four directors and to ratify the appointment of PricewaterhouseCoopers LLP as the company's independent accountants for 2000. We will also report on our business.

     Your vote is important. Even if you plan to attend, to be sure that your shares are represented at the meeting, we encourage you to sign the enclosed card designating the proxies to vote your shares. Please read the Proxy Statement for more information about the voting process.

     Our Annual Report to Shareholders follows the Proxy Statement in this booklet.

     Bill Lacy retired as Chairman of the Board of Directors and Chief Executive Officer on December 31, 1999. During Bill's tenure, the company went from being privately-held to being included in the S&P 500. Bill's strategic vision and thoughtful leadership have been critical elements in our success. All of us at MGIC express our appreciation to Bill and wish him well. Peter Wallison left the Board in 1999 after nine years as a director. On behalf of the Board, I would like to thank Peter for his dedicated service.

Sincerely,

/s/ CURT S. CULVER
Curt S. Culver
Chief Executive Officer

                          MGIC INVESTMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 4, 2000

To the Shareholders of
  MGIC Investment Corporation

     The Annual Meeting of Shareholders of MGIC Investment Corporation, a Wisconsin corporation, will be held in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on May 4, 2000, at 9:00 a.m., to vote on the following matters:

          (1) Election of a class of four directors to serve a three-year term expiring at the 2003 Annual Meeting;

          (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2000; and

          (3) Any other matters that may be properly brought before the meeting.

     The Board of Directors has fixed the close of business on March 10, 2000, as the record date to determine the shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
Milwaukee, Wisconsin
March 27, 2000

                             YOUR VOTE IS IMPORTANT
        PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

   MGIC INVESTMENT CORPORATION P.O. BOX 488, MGIC PLAZA, MILWAUKEE, WI 53201

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 27, 2000, in connection with the solicitation of proxies on behalf of the Board of Directors of MGIC Investment Corporation (the "Company"), a Wisconsin corporation, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, May 4, 2000, in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin.

VOTING MATTERS

RECORD DATE INFORMATION

     You are entitled to one vote for each share of Common Stock registered in your name in the Company's records on March 10, 2000. On that date, 105,746,723 shares of the Company's Common Stock were outstanding and entitled to vote.

VOTING BY PROXIES

     The enclosed proxy card is solicited by the Board of Directors of the Company. Your shares will be voted at the meeting by the named proxies in accordance with the choices you specify on the proxy card. If you sign and return a proxy card without giving specific choices, your shares will be voted as follows:

     FOR--Election to the Board of the four individuals nominated by the Board of Directors;

     FOR--Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000; and

     On such other matters as properly come before the meeting, in the best judgment of the named proxies.

     If your shares are held in the name of a broker, bank or other nominee, you should be receiving with this Proxy Statement instructions from them on how you can vote your shares.

HOW TO REVOKE A PROXY

     You may revoke your proxy at any time before your shares have been voted by advising the Secretary of the Company in writing or by signing and delivering a proxy card with a later date. If you attend the meeting, you may withdraw your proxy and vote shares registered in your name in person.

HOW VOTES ARE COUNTED

     A quorum is necessary to hold the meeting and will exist if a majority of the outstanding shares of Common Stock entitled to vote are represented at the meeting. Votes cast by proxy or in person at the meeting will be counted at the meeting by representatives of Firstar Bank Milwaukee, N.A., the transfer agent and registrar of the Company's Common Stock, which has been appointed by the Company to act as inspector of election for the meeting. Abstentions will be counted for purposes of determining the presence of a quorum, but do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of "votes cast."

     A "broker non-vote" occurs when a broker or other nominee does not have authority to vote on a particular matter without instructions from the beneficial owner of the shares and has not received such instructions. Broker non-vote shares will be counted for purposes of determining the presence of a quorum, but will be disregarded in the calculation of "votes cast."

ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders for the year ended December 31, 1999, follows this Proxy Statement. The Annual Report to Shareholders is a separate report and should not be considered a part of this Proxy Statement.

STOCK OWNERSHIP

     The following table gives information about shareholders who were beneficial owners of more than 5% of the Common Stock as of December 31, 1999, based on information filed with the Securities and Exchange Commission. The table also shows the
Common Stock beneficially owned by each executive officer of the Company named in the Summary Compensation Table of this Proxy Statement, and by all directors and executive officers as a group (the "Group") as of January 31, 2000. Unless otherwise noted, the shareholders have sole voting and investment power over their shares.

                                                                    SHARES         PERCENT
                            NAME                              BENEFICIALLY OWNED   OF CLASS
                            ----                              ------------------   --------
The Northwestern Mutual Life
Insurance Company ("NML")
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202 (1)............................      11,985,392         11.3%
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109 (2)...........................      10,986,540         10.4%
Legg Mason, Inc.
  100 Light Street
  Baltimore, Maryland 21202 (3).............................       9,414,890          8.9%
AMVESCAP PLC
  1315 Peachtree Street, N.E
  Atlanta, Georgia 30309 (4)................................       8,868,221          8.4%
William H. Lacy (5).........................................         451,330            *
Curt S. Culver (5)..........................................         276,428            *
J. Michael Lauer (5)........................................         299,487            *
Lawrence J. Pierzchalski (5)................................         140,404            *
James S. MacLeod (5)........................................         163,554            *
All directors and executive officers as a group (20 persons)
  (5)(6)....................................................       1,840,929          1.7%

---------------
* Less than 1%.

(1) NML has sole voting and investment power as to 11,948,392 shares and shared voting and investment power as to 37,000 shares.

(2) Includes 10,823,380 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a registered investment adviser and wholly-owned subsidiary of FMR Corp., 7,696,500 shares of which are owned by Fa Growth Opportunities Fund, a registered investment company which Fidelity serves as adviser. Also includes 163,160 shares beneficially owned by Fidelity Management Trust Company ("Fidelity Trust"), a bank and wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the investment companies for which Fidelity acts as investment adviser ("Funds") each has sole investment power as to the 10,823,380 shares owned by the Funds; the Funds' Boards of Trustees have sole voting power as to such shares. Mr. Johnson and FMR Corp., through its control of Fidelity Trust, each has sole investment power as to the 163,160 shares owned by the institutional accounts managed by Fidelity Trust, sole voting power as to 113,160 of such shares and no voting power as to 50,000 of such shares. FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, with sole investment power, but no voting power, over such shares. Mr. Johnson, members of his family and trusts for their benefit own 49% of the voting stock of FMR Corp. and through such ownership and a shareholders' voting agreement may be deemed to form a controlling group with respect to FMR Corp.

(3) Includes 6,922,251 shares as to which Legg Mason Fund Adviser, Inc., a registered investment adviser and subsidiary of Legg Mason, Inc., has sole voting power and shared investment power. Legg Mason, Inc. is the parent holding company of the following registered investment advisers which have shared voting and investment powers as follows: Legg Mason Capital Management, Inc.--2,407,414 shares; Legg Mason Wood Walker, Inc.--43,320 shares; Batterymarch Financial Management, Inc.--33,900 shares; Legg Mason Trust, fsb--7,630 shares; Bartlett & Co.--275 shares; and Brandywine Asset Management, Inc.--100 shares.

(4) Voting and investment powers as to 8,868,221 shares are shared among INVESCO Capital Management, Inc., a registered investment adviser, INVESCO Asset Management Limited, an investment adviser organized in England, and the following holding companies, all of which are members of a group as to which AMVESCAP PLC is the parent holding company: AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc, INVESCO, Inc., INVESCO North American Holdings, Inc., and INVESCO (NY) Asset Management, Inc.

(5) Includes shares which the named executive officers had the right to acquire on, or within 60 days after, January 31, 2000, under stock options granted to executive officers as follows: Mr. Lacy--313,800; Mr. Culver--252,000; Mr. Lauer--279,760; Mr. Pierzchalski--137,760; Mr. MacLeod--145,760; and the Group--1,433,040. Also includes shares held in the Company's Profit Sharing and Savings Plan and Trust as follows: Mr. Culver--7,953; Mr. Lauer--12,832; Mr. MacLeod--15,785; and the Group--55,274. Also includes restricted shares listed in note (3) to the Summary Compensation Table over which the named executive officer has sole voting power but no investment power. Also includes shares for which voting and investment power is shared as follows: Mr. Lauer--2,400; and the Group--25,368. Excludes shares, beneficial ownership of which is disclaimed, which are held as custodian for children or owned by spouses or trusts as follows: Mr. Lauer--3,900; and the Group--109,900.

(6) Includes an aggregate of 52,108 restricted shares held under the 1993 Restricted Stock Plan for Non-Employee Directors and under the 1991 Stock Incentive Plan. The beneficial owners have sole voting power but no investment power over these shares. Excludes 11,985,392 shares held by NML. James D. Ericson and Edward J. Zore, who are executive officers and trustees of NML and directors of the Company, have each disclaimed beneficial ownership of such shares.

--------------------------------------------------------------------------------

ITEM 1--ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors is divided into three classes, with the directors of each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a three-year term. If a nominee for director is not available for election, the proxies will vote for another person proposed by the Board of Directors, or as an alternative, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

     Under the Company's Bylaws, written notice of nominations by shareholders for election to the Board must have been received by the Secretary no later than February 10, 2000. No notice of any nominations was received. As a result, no other nominations for election to the Board of Directors may be made by shareholders at the Annual Meeting.

NOMINEES FOR DIRECTOR

     Four incumbent directors have been nominated by the Board of Directors for re-election to serve a three-year term of office ending at the time of the 2003 Annual Meeting:

                                  Karl E. Case
                                 Curt S. Culver
                              William A. McIntosh
                                 Leslie M. Muma

     The principal occupation, business experience for at least the past five years, committee assignments and other information about each of the nominees and the directors continuing in office are described below.

SHAREHOLDER VOTE REQUIRED

     Each nominee who receives a plurality of the votes cast at the meeting will be elected as a director. Only votes cast for a nominee will be counted. Votes cast include votes under proxies which are signed and do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the votes cast.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE. PROXIES WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS.

                                                                                       SHARES
                                                                                    BENEFICIALLY
NOMINEES FOR DIRECTOR                                                                 OWNED(1)
TERM ENDING 2003                                                                    ------------

[Case photo]          KARL E. CASE, 53, a Director since 1991, is Professor of
                      Economics at Wellesley College where he has taught since
                      1976. Dr. Case has been Visiting Scholar at the Federal
                      Reserve Bank of Boston since 1985 and a lecturer on
                      economics and tax policy in the International Tax Program at the Harvard Law School since 1980. He is a Director of the
                      New England Economic Project, Inc., Century Bank & Trust and
                      the Lincoln Institute of Land Policy. Dr. Case is Chairman
                      of the Risk Management Committee of the Board of Directors.
                      He is a graduate of Miami University, Oxford, Ohio, and
                      holds M.A. and Ph.D. degrees from Harvard University.             4,247(2)(3)

[Culver Photo]        CURT S. CULVER, 47, a Director since January 1999, became
                      Chief Executive Officer of the Company on January 1, 2000.
                      Mr. Culver has been President of the Company and Chief
                      Executive Officer of Mortgage Guaranty Insurance Corporation
                      ("MGIC") since January 1999, President of MGIC since May
                      1996 and held senior executive positions with MGIC for more than five years before that time. He is a member of the
                      Executive Committee of the Board of Directors. Mr. Culver
                      holds a B.B.A. degree and an M.S. degree from the University
                      of Wisconsin-Madison.                                           276,428(4)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------

[McIntosh Photo]      WILLIAM A. MCINTOSH, 60, a Director since 1996, has been
                      adjunct professor of finance at Howard University,
                      Washington, D.C. since August 1998. Mr. McIntosh is serving as an adjunct faculty member of Wellesley College from
                      January through May 2000. He has been a financial consultant and was an executive committee member and a managing
                      director at Salomon Brothers Inc, an investment banking
                      firm, when he retired in 1995 after 35 years of service. Mr.
                      McIntosh is a Director of Mason Street Funds, Inc. He is
                      Chairman of the Securities Investment Committee of the Board
                      of Directors. Mr. McIntosh is a graduate of Xavier
                      University, Ohio.                                                 5,860(2)(3)

[Muma Photo]          LESLIE M. MUMA, 55, a Director since 1995, has been Chief
                      Executive Officer of Fiserv, Inc., a financial industry
                      automation products and services firm, since March 1999. Mr.
                      Muma has been President of Fiserv since 1984 and Vice
                      Chairman since 1995. He is a member of the Audit and
                      Executive Committees of the Board of Directors. Mr. Muma
                      holds degrees in Theoretical Mathematics and Business from
                      the University of South Florida.                                 12,156(2)(3)

DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2001

[Abbott Photo]        JAMES A. ABBOTT, 60, a Director since 1989, has been
                      Chairman and a principal of American Security Mortgage
                      Corp., a mortgage banking firm, since June 1999. He served as President and Chief Executive Officer of First Union
                      Mortgage Company, a mortgage banking company, from January
                      1980 to December 1994. Mr. Abbott is a member of the Risk
                      Management Committee of the Board of Directors. He is a
                      graduate of the University of North Carolina.                     8,255(2)(3)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
[Ericson Photo]       JAMES D. ERICSON, 64, a Director since 1985, was named
                      Chairman of The Northwestern Mutual Life Insurance Company
                      effective March 31, 2000. He has been Chief Executive
                      Officer of NML since October 1993 and previously served as the President, Chief Operating Officer, and Executive Vice
                      President-Investments of NML. He is a Trustee of NML,
                      Chairman of the Board and Chief Executive Officer of
                      Northwestern Investment Management Company, and a Director
                      of Northwestern Mutual Series Fund, Inc., Consolidated
                      Papers, Inc., Green Bay Packaging Corp., Kohl's Corporation
                      and Mason Street Funds, Inc. Mr. Ericson holds a B.A. degree
                      and a J.D. degree from State University of Iowa.                    -0-(5)

[Gross Photo]         DANIEL GROSS, 57, a Director since 1997, has been President,
                      Chief Executive Officer and a Director of Enhance Financial
                      Services Group Inc., a provider of financial guaranty
                      insurance, reinsurance and other analytical products and
                      services, since 1995. Mr. Gross, who was a founder of
                      Enhance Financial Services Group Inc. in 1986, served as
                      Chief Operating Officer of that company from 1986 to 1994.
                      He is a member of the Management Development Committee of
                      the Board of Directors. Mr. Gross holds a B.S. degree from the Sloan School of Management of Massachusetts Institute of
                      Technology.                                                       3,285(3)

[Lubar Photo]         SHELDON B. LUBAR, 70, a Director since 1991, has been
                      Chairman of Lubar & Co. Incorporated, a private investment and management firm, since 1977. Mr. Lubar is a Director of
                      C2, Inc., Firstar Corporation, Jefferies & Co.,
                      Massachusetts Mutual Life Insurance Co., and Weatherford
                      International, Inc. He is Chairman of the Management
                      Development Committee of the Board of Directors and a member of the Executive Committee. Mr. Lubar holds a B.B.A. degree and an L.L.B. degree from the University of
                      Wisconsin-Madison.                                               28,329(2)(3)(6)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
[Zore Photo]          EDWARD J. ZORE, 54, a Director since 1990, was named
                      President of The Northwestern Mutual Life Insurance Company
                      effective March 31, 2000. He had served NML as Executive
                      Vice President since February 1995, and before that as Chief
                      Financial Officer, Chief Investment Officer, and Senior Vice
                      President. Mr. Zore is a Trustee of NML and a Director of
                      Northwestern Investment Management Company and Northwestern
                      Mutual Investment Services, LLC. He is a member of the
                      Executive and Securities Investment Committees of the Board
                      of Directors. Mr. Zore holds a B.S. degree and an M.S.
                      degree from the University of Wisconsin-Milwaukee.                  -0-(5)

DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2002

[Bush Photo]          MARY K. BUSH, 51, a Director since 1991, has been President of Bush & Company, an international financial advisory firm, since 1991. Ms. Bush was Managing Director and Chief
                      Operating Officer of the Federal Housing Finance Board, a
                      U.S. government agency, from 1989 to 1991, Vice
                      President-International Finance of the Federal National
                      Mortgage Association, a secondary mortgage institution, from
                      1988 to 1989, and served the President of the United States as a member of the Board of the International Monetary Fund from 1984 to 1988. She is a Director of RJR Tobacco
                      Holdings, Inc. and Texaco, Inc., a Trustee of Pioneer Funds
                      and a member of the Advisory Board of Washington Mutual
                      Investors Fund. Ms. Bush is Chairperson of the Audit
                      Committee of the Board of Directors. Ms. Bush is a graduate of Fisk University and holds an MBA degree from the
                      University of Chicago.                                            2,000(2)(3)

[Engelman Photo]      DAVID S. ENGELMAN, 62, a Director since 1993, is a private investor. Mr. Engelman was Chairman, President and Chief
                      Executive Officer of UnionFed Financial Company from 1991
                      until March 1997, and he held the same positions at its
                      subsidiary, Union Federal Bank, until the Office of Thrift
                      Supervision appointed a receiver for the bank in August
                      1996. Mr. Engelman is a Director of Fleetwood Enterprises,
                      Inc., Quaker City Bancorp, Inc. and its banking subsidiary
                      Quaker City Bank. He is a member of the Risk Management and
                      Securities Investment Committees of the Board of Directors.
                      Mr. Engelman is a graduate of the University of Arizona.          7,182(2)(7)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------

[Jastrow Photo]       KENNETH M. JASTROW, II, 52, a Director since 1994, became
                      Chairman and Chief Executive Officer of Temple-Inland Inc.,
                      a holding company with interests in paper, forest products and financial services, in January 2000. Mr. Jastrow served as President and Chief Operating Officer of Temple-Inland
                      Inc. since 1998 and held senior executive positions with
                      that company and its subsidiaries for more than five years before then. He is a member of the Management Development
                      Committee of the Board of Directors. Mr. Jastrow is a
                      graduate of the University of Texas.                              4,039(2)(3)

[Kearney Photo]       DANIEL P. KEARNEY, 60, a Director since May 1999, is a
                      business consultant and private investor. He served as
                      Executive Vice President and Chief Investment Officer of
                      Aetna, Inc., a provider of health and retirement benefit
                      plans and financial services, from 1991 to 1998. Mr. Kearney was President and Chief Executive Officer of the Resolution
                      Trust Corporation Oversight Board from 1990 to 1991, a
                      principal of Aldrich, Eastman & Waltch, Inc., a pension fund advisor, from 1988 to 1989, and a managing director at
                      Salomon Brothers Inc, an investment banking firm, from 1977 to 1988. Mr. Kearney is a Director of Fiserv, Inc., Great
                      Lakes REIT and MBIA, Inc. He is a member of the Audit
                      Committee of the Board of Directors. Mr. Kearney holds a
                      B.A. degree and an M.A. degree from Michigan State
                      University and a J.D. degree from the University of Chicago
                      Law School.                                                       3,500

---------------

(1) Ownership information is for shares of Common Stock as of January 31, 2000. Unless otherwise noted, all directors have sole voting and investment power with respect to the shares. Common Stock beneficially owned by each director represents less than 1% of the total number of shares outstanding.

(2) Includes 2,000 shares held under the Company's 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.

(3) Includes restricted shares held under the Deposit Share Program for Non-Employee Directors under the Company's 1991 Stock Incentive Plan as follows:
Mr. Abbott--1,248; Dr. Case--1,244; Mr. Engelman--1,201; Mr. Gross--752; Mr.
Jastrow--1,129; Mr. Lubar--1,285; Mr. McIntosh--1,047; and Mr. Muma--1,191.
Directors have sole voting power and no investment power over these shares.

(4) Includes 252,000 shares subject to stock options which Mr. Culver had the right to acquire on January 31, 2000, or within 60 days thereafter; 7,953 shares held in the Company's Profit Sharing and Savings Plan and Trust; and 6,244 restricted shares over which Mr. Culver has sole voting power but no investment power.

(5) Messrs. Ericson and Zore, as executive officers of NML, may be deemed to have a beneficial interest in the 11,985,392 shares of Common Stock of the Company beneficially owned by NML; each has disclaimed such beneficial ownership. See "Stock Ownership" above.

(6) Excludes 4,000 shares owned by a trust of which Mr. Lubar's wife is a co-trustee; 12,000 shares owned by Mr. Lubar's wife; and an aggregate of 48,000 shares owned by Mr. Lubar's four adult children. Mr. Lubar disclaims beneficial ownership of all of these shares.

(7) Includes 1,586 shares for which voting and investment powers are shared by Mr. Engelman as co-trustee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met six times during 1999, and each director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served that were held while he or she was a director. The committees of the Board of Directors include the Audit Committee and the Management Development Committee.

AUDIT COMMITTEE

     The members of the Audit Committee are Ms. Bush, Mr. Kearney and Mr. Muma. The Audit Committee held five meetings during 1999. The functions of the Audit Committee are to review the Company's financial statements and regulatory examinations, select the Company's independent accountants, and advise management on the adequacy and effectiveness of the Company's internal accounting controls, internal audit function and financial policies and practices.

MANAGEMENT DEVELOPMENT COMMITTEE

     The members of the Management Development Committee are Messrs. Gross, Jastrow and Lubar. The Management Development Committee held six meetings during 1999. This Committee manages the compensation program for the Company's senior management, administers the Company's stock option plans and recommends candidates to fill senior management positions and vacancies on the Board of Directors and committees.

     The Management Development Committee will consider nominees to the Board of Directors who are recommended by shareholders. Recommendations must be submitted in writing to the Committee, in care of the Secretary of the Company, by December 1 of the year preceding the applicable Annual Meeting of Shareholders and must include a description of the proposed nominee's qualifications, background information and his or her consent to serve as a director.

COMPENSATION OF DIRECTORS

     Annual and Meeting Fees: Directors who are employees of the Company or any of its subsidiaries are not compensated for their service on the Board. Directors who are not employees of the Company or of NML receive an annual fee for their services of $24,000, plus $2,000 for each Board of Directors meeting attended, and $1,000 for each committee meeting attended other than in connection with a Board of Directors meeting. A director who also serves as chairperson of a Board committee receives an additional $2,000 annual fee. Fees that would have been paid to executive officers of NML for their services as directors are paid to NML. The Company reimburses directors for travel, lodging and related expenses incurred in connection with attending Board of Directors and committee meetings.

     Deferred Compensation Plan: Under the Company's Deferred Compensation Plan for Non-Employee Directors, an eligible director may elect to defer payment of all or part of the annual and meeting fees until the director's death, disability, termination of service as a director or to another date specified by the director. A director who participates in this plan may elect to have his deferred compensation account either credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year or translated on a quarterly basis into share units. Each share unit is equal in value to a share of the Company's Common Stock and is ultimately distributed in cash only. If a director defers fees in share units, dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on the Company's Common Stock. Messrs. Culver, Ericson, Lacy and Zore are not eligible to participate in this plan.

     Deposit Share Program: The Company's 1991 Stock Incentive Plan includes a Deposit Share Program under which an eligible director may deposit up to 100% of the annual and meeting fees for the preceding year. The funds are used to purchase shares of Common Stock at fair market value which are then deposited with the Company. The Company matches each share deposited with one and one-half shares of restricted Common Stock ("Restricted Stock"). A director who had deferred annual and meeting fees during the preceding year into share units (see "Deferred Compensation Plan" above) may reduce the amount that would otherwise be required to be deposited to purchase Common Stock by the amount so deferred. For matching purposes, the amount so deferred is treated as if shares had been purchased and deposited and one and one-half shares of Restricted Stock are awarded for each such share.

     The Restricted Stock vests on the third anniversary of the award and, except for gifts to family members, may not be transferred prior to vesting. If the shares of Restricted Stock have not vested when a director's service on the Board of Directors ends, they will be forfeited unless service as a director ends on account of the director's death or a Permissible Event or the Management Development Committee waives the forfeiture. All of the director's shares of Restricted Stock vest on death. A Permissible Event is termination of service as a director because either (a) the director has reached the age of 70 and is no longer eligible for reelection to the Board of Directors under the Company's retirement policy, or (b) the director has taken a position with or is providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Company's Board of Directors, or (c) continued service as a director would be a violation of law. If a director ceases to be a director by reason of a Permissible Event, the Restricted Stock will continue to vest during the balance of the three-year vesting period if (i) the director enters into a non-competition agreement with the Company on or before the date that the director retires or resigns, and (ii) the director complies with the agreement for the balance of the three-year vesting period. The shares of Restricted Stock will immediately become vested upon a change in control of the Company, as defined by the agreement relating to the Restricted Stock. Messrs. Culver, Ericson, Lacy and Zore are not eligible to participate in the Deposit Share Program.

     Former Restricted Stock Plan: Non-employee directors elected to the Board of Directors before 1997 were each awarded, on a one-time basis, 2,000 shares of Common Stock under the Company's 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director of the Company by reason of death, disability or retirement, as defined by the agreement relating to the shares, and are forfeited if the director leaves the Board for another reason unless the forfeiture is waived by the plan administrator. In 1997, the Board decided that no new awards of Common Stock will be made under the plan. Messrs. Ericson, Lacy and Zore were not eligible to participate in the plan.

REPORT OF THE MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development Committee ("Committee") of the Board of Directors, comprised of the individuals named below. The Committee submits the following report on the 1999 compensation of the Company's senior management.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program is designed to attract, retain, motivate and reward high-quality professionals. The Committee's approach to executive compensation emphasizes pay for performance over fixed salary plus long-term compensation linked to shareholder value in the form of stock options. The principal objectives of the program are to:

     - link executive compensation to Company performance;

     - align the interests of management and shareholders by providing a substantial portion of an executive's compensation opportunity in the form of Company stock; and

     - maintain competitive pay levels to attract and retain high-quality executives.

     The key components of the Company's executive compensation program are base salary, annual performance bonus (a portion of which is paid in restricted stock) and long-term stock options. The Committee reviews compensation levels of the Company's executives each year, using compensation survey data prepared by independent consultants. The Committee believes that the Company's peer group for executive talent is not limited to the companies included in the Standard & Poor's industry index used for the performance graph comparison of shareholder return. Therefore, the compensation survey data obtained by the Committee cover a variety of publicly-traded financial guaranty and insurance companies.

BASE SALARY

     The Committee reviews the salary ranges and base salaries of the senior executives each January, comparing the compensation levels of the Company's executives to comparable positions in the companies represented in the survey data. Salary ranges of the Company's senior executives are targeted at the median compensation levels for comparable positions within the comparative group of companies. The Committee's decision to set salary range midpoints at the 50th percentile of competitive pay levels reflects the Committee's belief that a substantial portion of the senior executives' annual pay should be linked to the achievement of performance goals and increases in shareholder value.

     For 1999, the Committee increased the salary range midpoints of senior executives by 3.5%, representing the average salary range movement reflected in the compensation survey data, and increased the salaries of executives who were below their adjusted salary midpoints to approximate the new midpoint for their respective positions. The salaries shown for the named officers in the Summary Compensation Table which follows this report reflect payment for the first three months of the year at the salary rates in effect prior to the adjustments, which became effective in April 1999.

ANNUAL PERFORMANCE BONUS

     Annual bonuses are awarded to senior executives based upon achievement of corporate and individual performance goals. Under the executive compensation program, the Company's net income must exceed a threshold amount before any cash bonuses can be paid and must equal or exceed a net income target in order for senior executives to be eligible for maximum bonus awards. The Committee establishes the net income threshold and net income target in January of each year based on an assessment of the business environment and the Company's financial plan for that year. For 1999, the Committee set the target at an amount equal to the net income projected in the Company's 1999 financial plan and set as the threshold an amount equal to the Company's actual earnings for the prior year, exclusive of capital gains.

     The compensation survey data revealed that annual performance bonus awards to the Company's senior executives were significantly below market average. Based upon the survey results, the Committee increased the maximum bonus levels for senior executives for 1999. In prior years, the maximum bonus levels ranged from 40% to 100% of base salary, depending on which of four bonus tiers applied to the executives, and bonuses were paid entirely in cash. For 1999, the Committee increased the maximum bonus opportunities in each tier by 50% and created a fifth bonus tier. The new maximum bonus levels range from 60% to 200% of base salary in effect at the time of bonus award. However, unlike previous bonus awards which were paid entirely in cash, two-thirds of each senior executive's 1999 bonus was paid in cash, and the executive was awarded shares of restricted Company stock with a market value equivalent to the balance of the executive's bonus. Ownership of the shares vests one year from the date of award. The decision to pay a portion of the performance bonus in Company stock reflects the Committee's belief that executive compensation should be linked to increases in shareholder value.

     The maximum bonus level for each senior executive was determined by the Committee in January 1999, based upon Mr. Lacy's recommendations. Mr. Lacy's recommendations reflected his subjective judgment as to the ability of each senior executive to influence the Company's competitiveness and profitability. Actual bonus amounts paid to the senior executives were decided in January 2000, when Mr. Culver, who became Chief Executive Officer of the Company on January 1, 2000, recommended bonus awards for the other senior executives based upon, in general, his subjective evaluation of each executive's performance during the year, contributions to the Company's success and achievement of personal goals. The Committee approved the recommended bonus amounts without change. Mr. Culver's bonus was determined by the Committee based upon its subjective evaluation of his performance during 1999.

STOCK OPTIONS

     The Committee (or a subcommittee of the Committee) awarded stock options to Mr. Culver in January 1999, in connection with his becoming Chief Executive Officer of MGIC, and also awarded stock options to the senior executive group in May 1999. Information on the stock option grants during 1999 to Messrs. Lacy and Culver and the other named executive officers is set forth in the table under "Executive Compensation--Option Grants in 1999."

     The award of stock options to senior executives is designed to link the interests of management with the interests of other shareholders in the Company's long-term success. Under the Company's stock incentive plan, stock options are granted at the market value on the date of grant. As a result, senior executives will realize a gain from the options only if the price of the Company's common stock increases in the future, benefiting all shareholders.

     The compensation survey data presented to the Committee in January 1999 revealed that the Company's stock option program was not competitive with the long-term incentive compensation programs of the peer group of companies. After receiving additional information from the independent compensation consultant, in May 1999, the Committee decided to award stock options to senior executives annually, rather than at three-year intervals as in years past. Options awarded every third year (including 2000) will vest based upon the achievement of corporate performance goals to be established by the Committee, continuing a pattern which began in 1994 of granting performance-based stock options to senior executives on a three-year cycle. In the past, the corporate performance goal has been a five-year aggregate earnings per share amount. Options awarded in the other years will vest over a five-year period on the basis of continued employment. The aggregate number of options awarded over the next three-year period will be higher than the last option grant to senior executives in 1997, and about one-half of the options will be awarded in the year in which the options are subject to the performance-based vesting criteria.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee reviews the salary range, base salary and performance bonus of the Chief Executive Officer each year in January. For 1999, the Committee increased Mr. Lacy's salary range midpoint by 3.8%, which was the average salary range increase for Chief Executive Officers within the comparative group of companies. Mr. Lacy's base salary of $550,000, which was last adjusted effective April 1997, was unchanged in 1999 and was equal to his adjusted midpoint.

     For 1999, the Committee assigned Mr. Lacy to the bonus tier with the highest bonus opportunity, 200% of his base salary. The Committee's decision to assign Mr. Lacy to this bonus category was based on the Committee's subjective evaluation of his ability to influence the Company's profitability and reflected the Committee's desire to make Mr. Lacy's performance bonus competitive with bonus opportunities available to CEOs in the peer group of companies reflected in the compensation survey data. In January 2000, in recognition of the Company's results for 1999 (including its net income, return on equity and growth in primary insurance in force), and based upon the Committee's subjective evaluation of Mr. Lacy's performance, the Committee awarded Mr. Lacy a performance bonus of $1,100,000, an amount equal to 200% of his base salary. As described above, two-thirds of the bonus, or $733,370, was paid in cash and the balance of the bonus amount was awarded in the form of 8,080 shares of restricted stock valued at the then current market price ($45.375) per share. The shares vest in one year.

     Mr. Lacy was granted 75,000 stock options in May 1999, under the Committee's revised plan for stock option grants to senior executives as described above. The options vest over a five-year period based on continued employment. (Although Mr. Lacy retired as Chief Executive Officer at the end of 1999, Mr. Lacy will continue employment with the Company in an advisory capacity under the terms of the employment agreement described under the caption "Employment Agreement with Mr. Lacy.")

TAX DEDUCTIBILITY LIMIT

     Under the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the executive officers named in the Summary Compensation Table for that year is not deductible. The Committee believes the effect of such compensation on income tax expense for 1999 will not be material. The Committee believes it is in the Company's interest to preserve flexibility to pay compensation that will not qualify for the income tax deduction because it is based on subjective factors.

    MEMBERS OF THE MANAGEMENT DEVELOPMENT COMMITTEE:

     Sheldon B. Lubar, Chairman
     Daniel Gross
     Kenneth M. Jastrow, II

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Insurance (Property-Casualty) Index (the peer group index which has included the Company since November, 1998). The graph assumes $100 was invested on December 31, 1994, in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Insurance (Property-Casualty) Index, and that all dividends were reinvested.

[PERFORMANCE GRAPH]

                                                                              S & P 500 INS (PROP-
                                                         S&P 500                    CASUALTY)                     MGIC
                                                         -------              --------------------                ----
                                                         100.00                      100.00                      100.00
1995                                                     138.00                      135.00                      164.00
1996                                                     169.00                      165.00                      231.00
1997                                                     225.00                      236.00                      405.00
1998                                                     290.00                      214.00                      243.00
1999                                                     351.00                      155.00                      368.00

------------------------------------------------------------------------------------------------
                                                        1995    1996    1997    1998    1999
------------------------------------------------------------------------------------------------
  S&P 500                                               $138    $169    $225    $290    $351
------------------------------------------------------------------------------------------------
  S&P 500 Insurance (Property-Casualty)                  135     165     236     214     155
------------------------------------------------------------------------------------------------
  MGIC Investment Corporation                            164     231     405     243     368
------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Gross is a member of the Management Development Committee and is the Chief Executive Officer of Enhance Financial Services Group Inc. ("Enhance"). MGIC and Enhance are the principal owners of two joint ventures--Credit-Based Asset Servicing and Securitization LLC ("C-BASS") and Sherman Financial Group LLC. During 1999, MGIC and Enhance contributed capital to each joint venture. In addition, C-BASS manages various mortgage-related securities beneficially owned by each of the Company and Enhance that were acquired through C-BASS in 1999 and the joint ventures sublease space from Enhance. Significant decisions affecting a joint venture must be jointly agreed to by MGIC and Enhance. In general, each has a right of first refusal for proposed transfers of the other's interest, a right to join in a sale of the other's interest, and a right to cause the joint venture to be sold to a third party if one of them declines to purchase the other's interest.

     The disclosure above is for informational purposes only. Mr. Gross does not believe that he has an indirect material interest in these matters which would require disclosure of them under the rules of the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

     The following tables provide information concerning compensation, stock option awards and aggregated stock option exercises as they relate to the

Chief Executive Officer and the four other most highly compensated executive officers of the Company or of its principal subsidiary, Mortgage Guaranty Insurance Corporation ("MGIC") in 1999. The Company's retirement benefits are also described below.

SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                    -----------------------------------   -------------------------
                                                                          RESTRICTED    SECURITIES
                                                           OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                                                           COMPENSATION     AWARDS        STOCK       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)      ($)(2)        ($)(3)      OPTIONS(#)       ($)(4)
---------------------------  ----   ---------   --------   ------------   ----------    ----------    ------------
William H. Lacy              1999    550,004    733,370       2,419        366,630        75,000         67,821
  Chairman and Chief         1998    571,158(1) 495,000       5,948            -0-           -0-         68,018
  Executive Officer of the   1997    536,351    550,000       1,524            -0-       240,000         68,084
  Company and Chairman
  of MGIC*
Curt S. Culver               1999    419,252    566,678         766        283,322       175,000         62,053
  President of the Company   1998    335,165(1) 315,000       2,534            -0-           -0-         33,832
  and Chief Executive        1997    314,548    320,000         457            -0-       200,000         33,853
     Officer
  and President of MGIC*
J. Michael Lauer             1999    267,585    270,009         820        135,000        25,000         28,485
  Executive Vice President   1998    264,462(1) 234,000       1,360            -0-           -0-         28,612
  and Chief Financial        1997    237,209    240,000         541            -0-        80,000         28,732
     Officer
  of the Company and MGIC
Lawrence J. Pierzchalski     1999    238,789    240,029         360        119,971        25,000         33,122
  Executive Vice President - 1998    241,269(1) 211,500       1,321            -0-           -0-         43,503
  Risk Management of MGIC    1997    222,269    225,000         253            -0-        80,000         20,470
James S. MacLeod             1999    276,062    182,442         391         91,158        25,000         52,657
  Executive Vice President - 1998    255,577(1) 154,000       1,179            -0-           -0-         52,800
  Field Operations of MGIC   1997    185,904    171,000         188            -0-        80,000         10,787

---------------

* Mr. Lacy retired as an officer and director of the Company on December 31, 1999, and Mr. Culver became Chief Executive Officer effective January 1, 2000.

(1) Reflects one extra pay period for 1998.

(2) The amounts shown in this column represent reimbursements for the payment of taxes related to income imputed in connection with the Supplemental Executive Retirement Plan described below. Other Annual Compensation for the years shown in the table does not include perquisites and other personal benefits because the aggregate amount of such compensation for each of the named individuals in each year did not exceed the lesser of (a) $50,000 or (b) 10% of the combined salary and bonus for the named individual in each year.

(3) The amounts shown in this column are the number of shares awarded multiplied by $45.375, the New York Stock Exchange closing price on the date of the award. The shares, which vest on the first anniversary of the award, are as follows:
Mr. Lacy--8,080; Mr. Culver--6,244; Mr. Lauer--2,975; Mr. Pierzchalski--2,644;
and Mr. MacLeod--2,009. Dividends are paid on the restricted shares. None of the named executive officers held any restricted shares on December 31, 1999.

(4) The 1999 amounts included in All Other Compensation consist of:

                                                                                  VALUE OF SPLIT
                                                   PROFIT          MATCHING           DOLLAR
                                                   SHARING          401(K)        LIFE INSURANCE      TOTAL OTHER
NAME                                            CONTRIBUTIONS    CONTRIBUTIONS     PREMIUMS(A)      COMPENSATION(B)
----                                            -------------    -------------    --------------    ---------------
William H. Lacy                                    $8,000           $1,600           $52,668            $67,821
Curt S. Culver                                      8,000            1,600            46,568             62,053
J. Michael Lauer                                    8,000            1,600            18,885             28,485
Lawrence J. Pierzchalski                            8,000            1,600            23,522             33,122
James S. MacLeod                                    8,000            1,600            43,057             52,657

---------------

(a) The amount shown represents the full dollar amount paid by or on behalf of MGIC for the whole life portion of the split-dollar life insurance. The premium attributed to the term portion of such insurance was paid by the named executive officers. MGIC will be reimbursed for premiums paid upon the sooner of the retirement or termination of employment of the named executive officers.

(b) Includes supplemental long term disability insurance premiums paid on behalf of Mr. Lacy--$5,553 and Mr. Culver--$5,885.

--------------------------------------------------------------------------------

OPTION GRANTS IN 1999

                                                         INDIVIDUAL GRANTS(1)
                                       --------------------------------------------------------
                                        NUMBER OF     % OF TOTAL
                                       SECURITIES      OPTIONS
                                       UNDERLYING     GRANTED TO                                  GRANT DATE
                                         OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION     PRESENT
NAME                                   GRANTED(#)    FISCAL YEAR      ($/SHARE)         DATE      VALUE($)(2)
----                                   ----------    ------------   --------------   ----------   -----------
William H. Lacy                           75,000         9.47          46.0625         5/5/09      1,349,325
Curt S. Culver                           100,000        12.63          33.8125        1/22/07      1,457,500
                                          75,000         9.47          46.0625         5/5/09      1,349,325
J. Michael Lauer                          25,000         3.16          46.0625         5/5/09        449,775
Lawrence J. Pierzchalski                  25,000         3.16          46.0625         5/5/09        449,775
James S. MacLeod                          25,000         3.16          46.0625         5/5/09        449,775

---------------

(1) Mr. Culver's option for 100,000 shares vests on January 22, 2000 and the next two anniversaries if the Company's earnings per share for the prior year have increased at least 10%. The rate at which this option vests is the percent that the Company's earnings per share for the year is of $11.44. Any portion of the option remaining unvested on January 22, 2002 will become vested on January 22, 2006 if Mr. Culver is then employed by the Company. The other options listed in the table vest ratably over the next five anniversaries of the May 5, 1999 grant date if the officer is then employed by the Company. All of the options listed in the table become immediately vested and exercisable upon a change in control of the Company or the executive officer's death.

(2) Grant date present values were determined under the Black Scholes option pricing model using the following assumptions: expected stock price volatility of 0.3438 (0.3120 in the case of Mr. Culver's option for 100,000 shares); all options are exercised at the end of the fifth year of the option term (the seventh year in the case of Mr. Culver's option for 100,000 shares); a dividend yield of 0.16%; and a risk-free rate of return of 5.36% (4.87% in the case of Mr. Culver's option for 100,000 shares), which was the yield on a U.S. Government Zero Coupon Bond with a maturity equal to the assumed term of the option. No adjustments are made for risk of forfeiture or non-transferability. The actual value realized from the option will be the stock price less the exercise price on the date the option is exercised and could be more or less than the Black Scholes value.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                             DECEMBER 31, 1999          AT DECEMBER 31, 1999(2)
                          SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                            ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                      DURING 1999(#)     ($)(1)         (#)            (#)            ($)            ($)
----                      ---------------   --------    -----------   -------------   -----------   -------------
William H. Lacy                  -0-              -0-     252,360        227,160       9,417,623      4,763,175
Curt S. Culver                   -0-              -0-     163,200        301,800       5,870,900      6,708,375
J. Michael Lauer              40,200        1,720,661     259,280         75,720      12,771,400      1,557,725
Lawrence J. Pierzchalski         -0-              -0-     117,280         75,720       4,831,828      1,557,725
James S. MacLeod              10,000          532,137     125,280         75,720       5,655,340      1,557,725

---------------

(1) Value realized is the market value at the close of business on the date immediately preceding the date of exercise less the exercise price.

(2) Value is based on the closing price of $60.1875 for the Common Stock on the New York Stock Exchange on December 31, 1999, less the exercise price.

--------------------------------------------------------------------------------

PENSION PLAN

     The Company maintains a Pension Plan for the benefit of substantially all employees of the Company. The Pension Plan is a noncontributory defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the terms of the Pension Plan, each eligible employee, including the executive officers named in the above tables, generally earns annual pension credit for each year of employment equal to 2% of the employee's eligible cash compensation for that year, except that, in accordance with applicable requirements of the Code, compensation in excess of $160,000 is disregarded in the computation of pension credits.

     At retirement, the employee's annual pension credits are added together to determine the employee's accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee's average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated.

     Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service), and reduced benefits are payable beginning at age 55. The Code places a maximum limitation on the amount of annual benefits that may be paid under the Pension Plan, which was $130,000 for 1999 for persons born between 1938 and 1954 and retiring at or after age 65, indexed for cost-of-living increases. The estimated annual benefits payable upon normal retirement to Messrs. Lacy, Culver, Lauer, Pierzchalski and MacLeod as of December 31, 1999 were $121,333, $103,578, $68,949, $102,086 and $91,385 respectively, after giving effect to the limitation imposed by the Code.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company maintains an unfunded, nonqualified Supplemental Plan for designated employees (including executive officers), under which an eligible employee, whose benefits from the Pension Plan are limited by the Code, is paid the difference between the amounts the employee would have received from the Pension Plan in the absence of such limitations and the amounts the employee is actually entitled to receive from the Pension Plan. Benefits under the Supplemental Plan are payable in the same manner, at the same time and in the same form as the benefits paid under the Pension Plan. At December 31, 1999, Messrs. Lacy, Culver, Lauer, Pierzchalski and MacLeod would have been entitled to receive supplementary annual benefits under the Supplemental Plan of $207,969, $72,363, $38,575, $39,112 and $25,493, respectively.

CHANGE OF CONTROL AGREEMENTS

     Each of Messrs. Culver, Lauer, Pierzchalski and MacLeod is a party to a Key Executive Employment and Severance Agreement with the Company (a "KEESA"). If a change in control of the Company occurs and the executive's employment is terminated within three years after the change in control (this three-year period is referred to as the "employment period"), other than for cause, death or disability, or if the executive terminates his employment for good reason, the executive is entitled to a lump sum termination payment equal to twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions. If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced. The executive is also entitled to certain other benefits and the continuation of medical and other specified employee benefits during the remainder of the employment period. The KEESA provides that all unvested stock options and restricted stock become fully vested at the date of the change in control. If the excise tax under Section 280G of the Internal Revenue Code would apply to the benefits provided under the KEESA, the executive is entitled to receive a payment so that he is placed in the same position as if the excise tax did not apply.

     While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefits.

     The terms "change in control of the Company," "cause," "disability" and "good reason" are defined in the KEESA. The Company has entered into the same or similar agreements with 36 other officers.

EMPLOYMENT AGREEMENT WITH MR. LACY

     MGIC entered into an employment agreement with Mr. Lacy effective January 1, 2000. The agreement provides that Mr. Lacy will continue as an MGIC employee, responsible for providing advice and counsel to senior management regarding the Company's business on a full-time basis until January 31, 2005. Mr. Lacy will be paid a base salary at an annual rate of $500,000 and will be eligible to participate in the Company's group health, dental and long-term disability insurance plans, the Pension Plan and Supplemental Plan for as long as Mr. Lacy remains an employee and will be eligible to participate in the Company's profit sharing plan through 2004. While Mr. Lacy is an employee, MGIC will continue to pay its portion of the premium for Mr. Lacy's split-dollar life insurance coverage and supplementary long-term disability insurance coverage through 2004. The agreement may be terminated by MGIC if Mr. Lacy breaches his obligations or violates the terms of his non-competition agreements with the Company, and by Mr. Lacy at any time upon notice to MGIC. Under the non-competition agreements, Mr. Lacy may not compete with the Company during his employment and for one year after his employment terminates.

OTHER INFORMATION

     The Company has an agreement with Northwestern Mutual Investment Services, LLC, a subsidiary of NML (the "NML subsidiary"), pursuant to which the NML subsidiary was retained to manage specified accounts in the Company's long-term investment portfolio, and to provide accounting and reporting services to the Company. The agreement may be canceled by the Company upon 90 days prior written notice and by the NML subsidiary upon 180 days prior written notice. The Company paid the NML subsidiary $1,047,776 in fees during 1999 under the agreement. The Company believes the terms of the agreement are no less favorable to the Company than could have been obtained from an unaffiliated third party. It is expected that the Company will continue to use the services of the NML subsidiary during 2000.

     During 1999, MGIC purchased disability coverage for its employees from NML and MGIC paid NML an aggregate of $282,973 in premiums for such coverage. Also during 1999, MGIC paid an aggregate of $230,323 to NML in split-dollar life insurance premiums for the whole life portion of the life insurance coverage issued by NML on Messrs. Lacy, Culver, Lauer, Pierzchalski, MacLeod and two other senior executives pursuant to a split-dollar collateral assignment program. In each case, the premiums paid were determined by NML's published rates and the split-dollar life insurance premiums will be repaid to MGIC upon the sooner of the retirement or termination of employment of each insured person.

     The Company filed consolidated federal income tax returns with NML and its subsidiaries from 1986 through August 13, 1991 pursuant to a tax sharing agreement. While the Company is no longer a member of NML's consolidated tax group, it has a continuing obligation to reimburse NML for the tax effect of any changes in the taxable income of the Company relating to periods during which the Company and its subsidiaries were included as part of that consolidated group. No payment was made by the Company under the tax sharing agreement during 1999.

     Pursuant to a Common Stock Purchase Agreement entered into in 1984 between the Company and NML, NML has the right under certain conditions to require the Company to file a registration statement under the Securities Act of 1933 for the sale of its shares of the Company's Common Stock, or to participate in a registration of Common Stock otherwise initiated by the Company. The Company is generally required to pay all costs associated with any such registration (other than applicable underwriting commissions and discounts) and to indemnify NML against certain liabilities under the Securities Act of 1933.

     The law firm of Gibson, Dunn & Crutcher LLP performs legal services for the Company. Peter Wallison, who left the Board during 1999, is of counsel to that firm and previously was a partner in the firm. Restrictions on 2,486 shares of restricted stock owned by Mr. Wallison were waived in connection with his leaving the Board.

     During 1999, MGIC and other subsidiaries of the Company provided mortgage insurance and other services to, or received services from, unaffiliated companies of which certain non-employee directors were executive officers, directors or 10% or greater equity owners. These transactions were made in the ordinary course of business and are not considered material to the Company. Similar transactions are expected in 2000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of their beneficial ownership of Company stock and changes in stock ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon copies of the reports furnished to the Company and statements by the executive officers, directors and greater than ten percent beneficial owners, the Company believes that all Section 16(a) forms were timely filed in 1999, except for one report which was inadvertently filed late by the Company on behalf of Mr. Lauer. The report covered two sales in the same month of 500 shares each on behalf of Mr. Lauer's two adult children. Both sales were reported by Mr. Lauer to the Company when they occurred as part of another filing made by him with the Securities and Exchange Commission and the New York Stock Exchange in connection with the sales.

ITEM 2 -- RATIFICATION OF APPOINTMENT OF
INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has reappointed the accounting firm of PricewaterhouseCoopers LLP ("PwC") as independent accountants of the Company for the fiscal year ending December 31, 2000. The shareholders are being asked to ratify this appointment at the Annual Meeting. A representative of PwC is expected to attend the meeting, and will be given an opportunity to make a statement and respond to appropriate questions.

SHAREHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants. Abstentions and "broker non-votes" will not be counted as "votes cast."

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT ACCOUNTANTS. THE SHARES WILL BE VOTED FOR RATIFICATION, UNLESS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

SHAREHOLDER PROPOSALS

     Any shareholder who wants to include a proposal in the proxy material for the Company's 2001 Annual Meeting must submit the proposal to the Company on or before November 27, 2000. The rules of the Securities and Exchange Commission also establish other requirements for shareholder proposals of this type.

     Under the Company's Bylaws, a shareholder who wants to bring business before the Annual Meeting of Shareholders, other than a proposal included in the Company's proxy material, or who wants to nominate directors at the Annual Meeting must satisfy the following requirements: (1) be a shareholder of record entitled to vote at the Annual Meeting and also be a shareholder of record at the time the following notice is given; and (2) give notice to the Company's Secretary in writing that is received at the Company's principal offices not less than 45 days nor more than 70 days before the first anniversary of the date set forth in the Company's proxy statement for the prior Annual Meeting as the date on which the Company first mailed such proxy materials to shareholders. For the 2001 Annual Meeting, the relevant dates are no later than February 10, 2001 and no earlier than January 16, 2001.

     In the case of business other than nominations for directors, the notice must, among other requirements, briefly describe such business, the reasons for conducting the business and any material interest of the shareholder in such business. In the case of director nominations, the notice must, among other requirements, give various information about the nominees, including information that would be required to be included in a proxy statement of the Company had each such nominee been proposed for election by the Board of Directors of the Company.

MANNER AND COST OF PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. In addition to soliciting proxies by mail, directors, officers and other employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company also has engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $6,500, plus expenses, including charges by brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the Company's Common Stock.

OTHER BUSINESS

     At the date of mailing of this Proxy Statement, the Board of Directors knew of no other business to be presented at the Annual Meeting. Under the Company's Bylaws as described under "Other Matters--Shareholder Proposals," because no notice of any other business was given to the Company, no other business may be brought before the Annual Meeting by a shareholder.

                          MGIC INVESTMENT CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2000
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS OF MGIC INVESTMENT CORPORATION

     The undersigned hereby appoints CURT S. CULVER and SHELDON B. LUBAR, and either on of them, as proxy and attorney-in fact of the undersigned,with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of MGIC Investment Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held in Vogel Hall, Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on Thursday, May 4, 2000, 9:00 a.m. Central Time, and at any adjournment.


     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR
ITEM 2.

     The undersigned acknowledges receipt of the Annual Report of the Corporation and the Notice of the Annual Meeting and accompanying Proxy Statement of the Corporation.






              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED



                MGIC INVESTMENT CORPORATION 2000 ANNUAL MEETING
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES
                        LISTED IN ITEM 1 AND FOR ITEM 2




1. ELECTION OF DIRECTORS:  1 - KARL E. CASE          2 - CURT S. CULVER   [ ]  FOR all nominees       [ ] WITHHOLD AUTHORITY
                           3 - WILLIAM A. MCINTOSH   4 - LESLIE M. MUMA        listed to the left         to vote for all nominees
                                                                               (except as specified       listed to the left
                                                                               below).

   (Instructions: To withhold authority to vote for any indicated nominee, write the number(s)
   of the nominee(s) in the box provided to the right.)

2. Ratify the appointment of PricewaterhouseCoopers LLP as the            [ ]  FOR        [ ] AGAINST    [ ] ABSTAIN
   independent accountants of the Corporation.

3. In his discretion, each Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment.


   CHECK APPROPRIATE BOX                                   Date                              NO. OF SHARES
   INDICATE CHANGES BELOW.
   ADDRESS CHANGE?              [ ] NAME CHANGE?   [ ]




                                                                  SIGNATURE(S) IN BOX

                                                                  Note: Please sign exactly as your name appears above. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor administrator trustee or guardian, give full title.
